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                                                                 EXHIBIT 23(5)



                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.
                ----------------------------------------------


        We consent to the inclusion in this Amendment No.1 to the Registration Statement on Form S-4 (Registration No. 33-54413) of our opinion, dated
July 20, 1994, set forth as Exhibit B to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "THE MERGER - Opinion of Financial Advisor". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.




                                           THE ROBINSON-HUMPHREY COMPANY, INC.





Atlanta, Georgia
July 20, 1994